UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

From time to time, Blackwells Capital LLC (“Blackwells”) and/or the other participants in its solicitation may make certain posts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, LinkedIn pages, Instagram pages, YouTube pages and/or Facebook pages. A copy of these posts are attached hereto as Exhibit 1 and Exhibit 2.

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.

Exhibit 1

Disney’s board is lacking skills in areas where they matter most — including media & content, strategic transformation, and technology & innovation.

Trian’s board nominees don’t address these missing skillsets. They lack strategic direction, innovation, capital allocation expertise, entrepreneurship, and media & tech expertise — all of which our nominees have.

We’ve nominated stronger candidates with better skillsets for Disney’s board.

Learn more about them and our campaign for #thefutureofdisney: https://bit.ly/3V2iFhZ

#disneydeservesthebest

Exhibit 2

Disney’s board needs more bandwidth and expertise.

To dominate in innovation and imagineering, Disney needs meaningful entrepreneurial experience in its boardroom.

Disney is one of the world’s most important media companies — but it lacks significant media experience on its Board.

The total value of real estate held by Disney is almost 40% of its market capitalization — yet its Board has no real estate skills.

Our nominees — Craig Hatkoff, Leah Solivan, and Jessica Schell — fill each of these gaps.

Learn more about the nominees and read about our campaign for #thefutureofdisney in our shareholder presentation: https://bit.ly/3V2iFhZ

#disneydeservesthebest